Exhibit 99.1

K&S Corporate Headquarters Kulicke & Soffa Pte Ltd 23A Serangoon North Ave 5 #01-01, Singapore 554369
+65-6880-9600 main +65-6880-9580 fax www.kns.com Co. Regn. No. 199902120H

Kulicke & Soffa Expands Capital Return Program
Initiates Quarterly Dividend of $0.12

SINGAPORE - June 14, 2018 - Kulicke & Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa”, “K&S” or the “Company”), announced today that its Board of Directors has declared and authorized a quarterly dividend of $0.12 per share of common stock, equivalent to an annual yield of approximately 2%, based on the June 14, 2018 closing price of $23.47. The dividend payment will be made on July 16, 2018 to holders of record as of June 28, 2018. The payment of dividends provides an additional method to increase the consistency of capital returns to the Company’s shareholders beyond its current share repurchase program.
“The Company’s diversification and growth has reduced volatility and increased earnings quality, enhancing our confidence as we look ahead. Our strong balance sheet, product positioning, ongoing development programs and M&A pipeline are anticipated to create additional growth opportunities into the future,” stated Fusen Chen, President and Chief Executive Officer, “The existing business model continues to generate adequate free cash flow to support several new growth initiatives and also to expand our capital return program through this meaningful and consistent dividend.”
Going forward, the Company intends to pay a regular quarterly dividend, subject to any new developments or circumstances.
About Kulicke & Soffa
Kulicke & Soffa (NASDAQ: KLIC) is a leading provider of semiconductor packaging and electronic assembly solutions supporting the global automotive, consumer, communications, computing and industrial segments. As a pioneer in the semiconductor space, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions and organic development, adding advanced packaging, electronics assembly, wedge bonding and a broader range of expendable tools to its core offerings. Combined with its extensive expertise in process technology and focus on development, K&S is well positioned to help customers meet the challenges of packaging and assembling the next-generation of electronic devices (www.kns.com).
Caution Concerning Results and Forward Looking Statements
In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future expected dividend payouts and growth opportunities. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that the Company fails to meet its operational and financial targets in order to adhere to its dividend policy; the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; the risk that identified market opportunities may not grow or developed as we anticipated; volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; the possibility that we may need to impair the carrying value of goodwill and/or intangibles established in connection with one or more of our prior acquisitions; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; the impact of changes in tax law; the risk that the Company will not identify suitable acquisition opportunities or that any acquisitions will not be successful; the risk that the Company fails to timely remediate the material weaknesses identified in the Company’s internal controls over financial reporting or that new material weaknesses or significant deficiencies emerge; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2017 Annual Report on Form 10-K (and Form 10-K/A) and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa Industries, Inc.
Joseph Elgindy
Investor Relations & Strategic Initiatives
P: +1-215-784-7518
F: +1-215-784-6180